Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of EvoNexus Group LTD on the Amendment No. 1 to Form F-1 of our report dated September 5, 2025, with respect to our audits of the financial statements of Mobclick Technology (HK) Limited as of February 29, 2024 and February 28, 2025 and for the years then ended appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

Guangzhou, China

March 19, 2026